Exhibit 5.1

September 12, 2019

BNP Paribas Securities Corp.
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC

As Representatives of the several Underwriters named in
Schedule II to the Underwriting Agreement referred to below.

Re:     Baltimore Gas and Electric Company
Offering of $400,000,000 aggregate principal amount of its 3.200% Notes due 2049

Ladies and Gentlemen:

We have acted as special counsel to Baltimore Gas and Electric Company, a Maryland corporation (the “Company”). We are delivering this letter in response to the requirement in Section 6(b) of the Underwriting Agreement dated September 9, 2019 (the “Underwriting Agreement”) among the Company and the underwriters named in Schedule II thereto (collectively, “you” or the “Underwriters”), relating to the sale by the Company to you of $400,000,000 aggregate principal amount of its 3.200% notes due 2049 (the “Notes”) under the Indenture (as defined below).

In connection with the preparation of this letter, we have, among other things, read:

(a)
the Registration Statement on Form S-3ASR (Registration No. 333-233543-04) initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 30, 2019, including the documents incorporated therein by reference (the “Registration Statement”) for the purpose of registering the offering of the Notes under the Securities Act of 1933, as amended (the “Securities Act”);

(b)
the base prospectus dated August 30, 2019, including the documents incorporated therein by reference (the “Base Prospectus”), as supplemented by the preliminary prospectus supplement dated September 9, 2019, relating to the offering and sale of the Notes (the “Preliminary Prospectus”);

BNP Paribas Securities Corp.
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
as representatives of the several underwriters
September 12, 2019

(c)	the final term sheet prepared and filed pursuant to Section 5(b) of the Underwriting Agreement (the “Free Writing Prospectus” and, together with the Preliminary Prospectus, the “Disclosure Package”);

(d)	the final prospectus supplement dated September 9, 2019 relating to the offering and sale of the Notes (the “Final Prospectus” and, together with the Base Prospectus, the “Prospectus”);

(e)	an executed copy of the Underwriting Agreement;

(f)	an executed copy of the Indenture dated as of September 1, 2019 (the “Base Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”);

(g)	an officer’s certificate establishing the terms of the Notes (such certificate, together with the Base Indenture, the “Indenture”);

(h)	a specimen of the 3.200% notes due 2049;

(i)	Maryland Public Service Commission Order No. 88112 dated April 5, 2017;

(j)	the documents listed on Schedule A hereto (the “Specified Contracts”);

(k)
the Articles of Amendment and Restatement of the Company dated as of August 16, 1996, as amended by the Articles of Amendment to the Charter of the Company as of February 2, 2010, as certified by the Secretary of State of the State of Maryland on September 10, 2019 (the “Company Certificate of Incorporation”);

(l)	bylaws of the Company, as currently in effect (the “Company Bylaws”);

(m)	a copy of the resolutions duly adopted by the Board of Directors of the Company on February 13, 2019;

(n)	a certificate dated September 10, 2019 from the Department of Assessments and Taxation of the State of Maryland as to the good standing of the Company (the “Company Good Standing Certificate”);

(o)	copies of all certificates and other documents delivered on the date hereof in connection with the closing of the purchase and sale of the Notes under the Underwriting Agreement;

(p)	a certificate of Brian J. Buck, Assistant Secretary of the Company, dated the date hereof; and

BNP Paribas Securities Corp.
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
as representatives of the several underwriters
September 12, 2019

(q)	such other documents, records and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.
The term “Transaction Documents” is used in this letter to refer collectively to the Underwriting Agreement, the Indenture and the Notes. The documents referenced in clause (k) and (l) above are together referred to herein as the “Company Organizational Documents.”
Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter, we advise you that:
1.The Company is a corporation that is validly existing and in good standing under the laws of the State of Maryland, with full corporate power and authority under the Company Organizational Documents to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus.
2.The Transaction Documents have been duly authorized by all necessary corporate action of the Company, and have been duly executed and delivered by the duly authorized officers of the Company.
3.The Indenture constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, marshalling or similar laws affecting creditors’ rights and remedies generally and (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture is duly qualified under the Trust Indenture Act of 1939, as amended.
4.When authenticated and delivered by the Trustee against payment therefor in accordance with the Underwriting Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee), the Notes will constitute “Securities” under the Indenture and the Transaction Documents will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, marshalling or similar laws affecting creditors’ rights and remedies generally and (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).
5.The execution and delivery of the Transaction Documents by the Company and the performance of the Company’s obligations under the Transaction Documents, and the issuance and sale of the Notes to you, do not and will not: (i) conflict with or violate any of the terms or provisions of the Company Organizational Documents; (ii) violate any judgment, order or decree identified to us by the Company (we note that none were identified) of any court, regulatory body, administrative

BNP Paribas Securities Corp.
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
as representatives of the several underwriters
September 12, 2019

agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties; (iii) conflict with, breach or result in a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Company pursuant to any Specified Contract (it being expressly understood that in each case we express no opinion as to compliance with any financial covenant or test or cross-default provision in any Specified Contract); or (iv) violate any Specified Law (as defined below), except in the case of clause (iii), for any such conflict, breach, violation or default which has been waived by the party or parties with power to waive such conflict, breach, violation or default.
6.No consent, approval, authorization or order of, or filing or qualification with, any governmental body or agency under any Specified Law, other than the authorization of the Maryland Public Service Commission identified in paragraph 8 hereof, which authorization has been received by the Company, is required to be obtained or made by the Company with respect to the issuance and sale of the Notes and the performance by the Company of its obligations under the Underwriting Agreement.
7.We are not representing the Company in any pending litigation in which it is a named defendant, or in any litigation that is overtly threatened in writing against it by a potential claimant, that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Transaction Documents. To our knowledge, there are no material pending legal proceedings to which the Company or any subsidiary is a party and which are required to be set forth in the documents incorporated by reference in the Registration Statement and Final Prospectus other than those referred to in such documents.
8.The Maryland Public Service Commission has issued Order No. 88112 dated April 5, 2017 authorizing the Company to issue and sell the Notes as contemplated by the Underwriting Agreement; such order is in full force and effect and, to our knowledge, no proceeding has been initiated upon appeal from or to review the effectiveness of such order. No other consent, approval, authorization or order of, or filing with, any state commission or regulatory authority or of any federal commission or regulatory authority, or of any other governmental agency or body, is required in connection with the transactions contemplated in the Underwriting Agreement, except as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Notes by you in the manner contemplated in the Underwriting Agreement and the Prospectus.
9.The Registration Statement is effective under the Securities Act. Any required filing of the Base Prospectus, the Preliminary Prospectus and the Final Prospectus, and any supplement thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) and any required filing of the Free Writing Prospectus has been made in the manner and within the time period required by Rule 433. The Registration Statement, as of its effective date (except for the financial statements, any notes thereto and supporting schedules included therein, or excluded therefrom, or any statements made in the exhibits thereto, as to which we express no

BNP Paribas Securities Corp.
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
as representatives of the several underwriters
September 12, 2019

view) and together with the Disclosure Package as of 3:05 p.m. EDT on September 9, 2019 and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements as to form of the Securities Act and the applicable rules and regulations thereunder, and, except to the extent expressly stated in paragraph 10 immediately below, we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Disclosure Package, the Registration Statement or the Prospectus.
10.The statements under the captions “Description of the Notes,” and “Certain United States Federal Income Tax Considerations” in the Disclosure Package and the Prospectus, insofar as such statements constitute a summary of the legal matters or documents referred to therein, are accurate in all material respects.
11.The Company is not, and, immediately after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.
We have participated in the preparation of the Disclosure Package, the Preliminary Prospectus and the Final Prospectus, including participation in conferences with officers of the Company and the Company’s accountants. Although we have not undertaken to determine independently and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Disclosure Package or the Prospectus (except as provided in paragraph 10 above), based on that participation, we have no reason to believe that: (i) the Registration Statement (other than the Form T-1 and financial statements and other statistical data included or incorporated by reference in the Registration Statement, as to which we express no opinion or belief), together with the Preliminary Prospectus and the Prospectus, as of each “new effective date” with respect to the Notes pursuant to and within the meaning of Rule 430B(f)(2) under the Securities Act, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) the Disclosure Package (except for the financial statements and other statistical data included or incorporated by reference in the Disclosure Package, as to which we express no opinion or belief), as of 3:05 p.m. EDT on September 9, 2019, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) the Prospectus (except for the financial statements and other statistical data included or incorporated by reference in the Prospectus, as to which we express no opinion or belief), as of its date and as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
We have reviewed the Commission’s website and confirmed that no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act. To the

BNP Paribas Securities Corp.
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
as representatives of the several underwriters
September 12, 2019

best of our knowledge, no proceedings for such purpose pursuant to Section 8A of the Securities Act have been instituted or are pending or are contemplated or threatened by the Commission.
Except for the activities described in this letter, we have not undertaken any investigation to determine the facts upon which the advice in this letter is based.
We have not undertaken any search of court records for purposes of this letter. We have assumed for purposes of this letter: each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.
We have also assumed, without verification (i) that the parties to the Transaction Documents (other than the Company) have the power and authority to enter into and perform the Transaction Documents, (ii) the due authorization, execution and delivery by such parties (other than the Company) of each Transaction Document, and (iii) that each of the Transaction Documents constitutes the legal, valid and binding obligation of the parties thereto (other than the Company), enforceable against each such party in accordance with their respective terms.
We have assumed the legal capacity and competence of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified, conformed, photostatic or facsimile copies. As to factual matters pertaining to the opinions expressed herein, we have relied exclusively on the facts stated in the representations and warranties contained in the Transaction Documents and the officer’s certificate delivered to us in connection with the transactions contemplated hereby (other than representations and warranties constituting conclusions of law on matters we opine).
When the phrase “to our knowledge” or an equivalent phrase is used in this opinion, its purpose is to limit the statements it qualifies to the actual knowledge or awareness of the lawyer who is the current primary contact for the Company, the lawyers in this firm who have had an involvement in the preparation of the Registration Statement, the Disclosure Package and the Prospectus and the transactions contemplated by the Underwriting Agreement after such inquiry as they deemed appropriate. We have not examined any records of any court, administrative tribunal or similar entity in connection with our opinion.
Our advice on every legal issue addressed in this letter is based exclusively on the General Corporation Law of the State of Maryland, the internal laws of the State of New York and the federal laws of the United States (except that we do not opine as to the federal securities laws with respect our opinions in paragraph 5 and 6), without our having made any investigation as to the applicability of any specific law unless such advice specifically references a specific law (the “Specified Laws”), and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. None of the opinions or other advice contained in this letter considers or covers, and the term “Specified Law” does not include: (i) any

BNP Paribas Securities Corp.
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
as representatives of the several underwriters
September 12, 2019

antifraud laws, rules or regulations, (ii) any state securities (or “blue sky”) laws, rules or regulations, (iii) laws, rules or regulations with respect to any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial information derived therefrom set forth in (or omitted from) the Registration Statement or the Prospectus, and (iv) any laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Transaction Documents including any regulatory laws or requirements specific to the industry in which you are engaged. We express no opinion as to what law might be applied by any courts to resolve any issue addressed by our opinion and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually be applied to resolve issues which may arise.
This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason.
This letter is furnished solely for the information of the Underwriters in connection with the issuance, offering and sale of the Notes; provided, that Winston & Strawn LLP may rely on this opinion with respect to matters that are governed by the laws of the State of Maryland in connection with this transaction. This letter is not intended to and does not create an attorney-client relationship between us and the Underwriters or Winston & Strawn LLP. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention. Without our written consent: (i) no person (including any person that acquires any Securities from you) other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Sincerely,

/s/ McKennon Shelton & Henn LLP

BNP Paribas Securities Corp.
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
as representatives of the several underwriters
September 12, 2019

Schedule A

Specified Contracts

1.Amendment No. 7 to the Credit Agreement, dated as of March 23, 2011, among Exelon Corporation, as Borrower, the various financial institutions named therein, as Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent.

2.Amendment No. 5 to the Credit Agreement, dated as of March 23, 2011, among Baltimore Gas and Electric Company, as Borrower, the various financial institutions named therein, as Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent.